UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMERICOLD REALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMERICOLD REALTY TRUST

10 Glenlake Parkway, South Tower

Atlanta, Georgia 30328

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) filed by Americold Realty Trust (the “Company’) with the Securities and Exchange Commission (the “SEC”) on April 9, 2020, and made available to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Trustees for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting’) to be held Wednesday, May 27, 2020. This Supplement is being filed with the SEC and is being made available to shareholders on or about May 15, 2020. The notice previously sent to shareholders of the Company with the Proxy Statement is amended only to reflect the change in location of the Annual Meeting. The Proxy Statement and the Company’s 2019 Annual Report are available at www.americold.com under “Investors – Financials – SEC filings.”

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION AND TIME

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2020

May 15, 2020

To the Shareholders of Americold Realty Trust:

Due to concerns related to the public health impact of the coronavirus (COVID-19) pandemic, and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the location of the previously noticed Annual Meeting of Shareholders (the “Annual Meeting”) has changed.

The Annual Meeting will now be held at the Company’s offices located at 10 Glenlake Parkway, South Tower, Atlanta, Georgia 30328 on Wednesday, May 27, 2020 at 10:00 am Eastern Daylight Time.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on April 1, 2020, the record date, or hold a legal proxy for the meeting provided by your broker, bank, trust or other nominee. We urge you to vote by submitting your proxy in advance of the meeting by one of the methods described in the proxy materials previously distributed to you. The proxy card previously distributed will not be updated to reflect the change in location of the Annual Meeting as updated by this notice and may continue to be used to vote your shares in connection with the Annual Meeting.

BY ORDER OF THE BOARD OF TRUSTEES

James C. Snyder, Jr., Secretary

Atlanta, Georgia

May 15, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 27, 2020: The Company’s proxy statement for the Annual Meeting, a sample form of proxy card and the Company’s Annual Report on Form 10-K are available at www.americold.com under “Investors – Financials – SEC filings.” Before making any voting decisions, you are urged to read the Proxy Statement and any other relevant documents that the Company may file with or furnish to the SEC.

10 Glenlake Parkway, South Tower, Suite 600, Atlanta, Georgia 303128